SECOND STANDSTILL AGREEMENT

     This Second Standstill Agreement ("Agreement") entered into the 19th day of April, 2001, by and among COOKER RESTAURANT CORPORATION, an Ohio corporation ("Borrower"), CGR MANAGEMENT CORPORATION, a Florida corporation, FLORIDA COOKER LP, INC., a Florida corporation, and SOUTHERN COOKER LIMITED PARTNERSHIP, an Ohio limited partnership, (collectively the "Co-Obligors" and individually a "Co-Obligor"), jointly and severally, and BANK OF AMERICA, N.A., successor to NATIONSBANK, N.A., successor to NATIONSBANK OF TENNESSEE, N.A., a national banking association ("Bank of America") and FIRST UNION NATIONAL BANK, a national banking association ("First Union") (Bank of America and First Union being individually referred to as a "Lender" and collectively referred to as the "Lenders") and BANK OF AMERICA, N.A., successor to NATIONSBANK, N.A., successor to NATIONSBANK OF TENNESSEE, N.A., a national banking association, as administrative agent for the Lenders (in such capacity the "Agent").

                      W I T N E S S E T H

     WHEREAS, on September 24, 1998, the Borrower, the Co-Obligors, Bank of America and First Union entered into that certain Loan Agreement, which was amended by a First Amendment to Loan Agreement entered into the 28th day of April , 1999, to be effective March 24, 1999, and a Second Amendment to Loan Agreement dated August 31, 1999, which was amended by a Third Amendment to Loan Agreement dated November 12, 1999, which was amended by a Fourth Amendment to Loan Agreement dated December 3, 1999 (the "Loan Agreement"); and,

     WHEREAS, Effective January 8, 2001 the Borrower, the Co-Obligors, Bank of America and First Union entered into that certain Standstill Agreement ("First Standstill Agreement"); and

     WHEREAS, The First Standstill Agreement has expired and the Borrower, the Co-Obligors, Bank of America and First Union wish to enter into this Agreement to provide for the granting of additional collateral to the Lenders and the extension of the standstill period to permit the parties to attempt to negotiate a long-term forbearance agreement on terms acceptable to all parties.

     NOW, THEREFORE, as an inducement to cause Lenders to extend the standstill period and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. Capitalized terms not defined herein shall have the meaning contained in the Loan Agreement and, if not defined therein, in the First Standstill Agreement.

     2. To induce the Lenders to enter into this Agreement, Borrower and Co-Obligors shall, concurrently with the mutual execution and delivery of this Agreement, execute and deliver a first priority mortgage on Borrower's and/or Co-Obligors' restaurant property located in Troy, Michigan ("the Troy Mortgage") and an amendment to the Grand Rapids Mortgage deleting the provision in the Grand Rapids Mortgage that provided for the release of the Grand Rapids Mortgage upon payment of


          Exhibit 10.1 - Pg. 1


the Grand Rapids Release Price. The provisions in the First Standstill Agreement relating to the release of the Grand Rapids Mortgage are also terminated. Upon execution of this Agreement, Borrower and Co-Obligors shall also pay to Lenders $630,000.00 to be applied to outstanding interest owed to Lenders and a modification fee of $50,000.00.

     3. Lenders contend that Borrower and Co-Obligors are in default under the Loan Agreement and Notes in the following respects (collectively, the "Default"): (a) the failure to make payments of principal and interest on the Notes from and after the installment due on July 1, 2000 (except for payments associated with the First
Standstill Agreement of $4,085,052.92 received January 9, 2001,
$25,458.74 received January 11, 2001, and $339,488.34 received on
January 22, 2001, and the $630,000.00 payable in connection with this Agreement); (b) the failure to comply with the financial covenants contained in Sec. 36 of the Loan Agreement; (c) the Default by Borrower and Co-Obligors under their Loan Agreement with CIT; and (d) Borrower's and Co-Obligors' defaults under their subordinated 6 _ public bonds. In consideration of the provisions of this Agreement, Lenders agree to forbear from exercising rights against the Borrower and Co-Obligors as a result of such Default until the date (the "Forbearance Date") which is the first to occur of the following: a) May 25, 2001; b) the filing of a petition under any Chapter of the Bankruptcy Code by or against Borrower or any Co-Obligor; or c) a material breach by any Borrower or Co-Obligor of any provision of this Agreement which is not cured within ten (10) business days following Borrower's and Co-Obligors' receipt of written notice thereof from Lenders; provided, however, in the event Borrower and/or Co-Obligors cure the Default, Lenders shall have no further right or remedy against Borrower whatsoever in connection with or by reason by such Default. Notwithstanding the foregoing, this forbearance shall not prohibit Lenders from re-advertising foreclosure sale of Borrower and/or Co-Obligors' properties located in Davidson
County, Tennessee, so long as the sale is scheduled for May 30, 2001, or later. Pending the Forbearance Date, the failure of Borrower and Co-Obligors to make scheduled payments of principal and interest under the Notes and other payments under the Loan Documents (other than the payments provided for in Paragraph 7) shall not be a Default under this Agreement. Notwithstanding anything to the contrary in this Agreement, Lenders agree that any representation or warranty in the Loan Agreement or any related document that is not true as of the date of this Agreement and any covenant or other undertaking or obligation of which the Borrower and/or Co-Obligors are in breach as of the mutual execution and delivery of this Agreement or of which they would be in breach by reason of matters existing on such date upon the giving of notice from Lenders, the passage of time or both shall for purposes of this Agreement be deemed one of the defaults comprising the Default (i.e., it shall not be considered a default which would entitle Lenders to exercise any right or remedy under the Loan Agreement or any related document prior to the Forbearance Date).

     4.  (a)   Borrower and Co-Obligors shall provide to Lenders the
following information during the term of this Agreement:

               (i)     Weekly reports of store operations;

               (ii)    Monthly accounts payable aging within
         fifteen (15) days of the end of each month, starting with the March 31, 2001, report;



          Exhibit 10.1 - Pg. 2


               (iii)   A report as to the current status of
         any defaults under agreements with any secured creditors and a supplemental report in the future in the event any default occurs. In addition, such report will show the current balance owed to each secured creditor and a general description of the collateral securing this obligation;

               (iv) Copies of any executed letters of intent, commitment letters or contracts signed by the Borrower and/or Co-Obligors from and after February 1, 2001, for the sale, sale-leaseback, disposition or refinance of any real property or any material personal property of any Borrower and/or Co-Obligor, provided, however, that Lenders shall execute a confidentiality agreement with respect to the information to be provided under this subparagraph if requested by any third party;

               (v) Monthly and year-to-date unaudited financial statements consisting of an income statement, balance sheet and cash flow statement for the Borrower and Co-Obligors within fifteen (15) days of the end of each month beginning with the March 31, 2001, statements;

               (vi) Weekly cash flow reports showing changes in cash position to be provided within a week of the close of the prior week.

         (b) Borrower and Co-Obligors shall provide to Lenders the following information within two weeks of the execution of this Agreement:

               (i) Reports showing actual performance through March 31, 2001 and projections for the balance of year 2001 showing store operations and company operations, an operating plan for the remainder of calendar year 2001 including provisions relating to improving same store performance and a list of all pending or proposed real estate dispositions.

               (ii) Title updates for the Grand Rapids, Troy and Vandalia stores showing the mortgages granted to Lenders to be first mortgages subject only to current year's real property taxes and encroachments that do not affect the use and operation of the real property as a restaurant.

         (c) Borrower and Co-Obligors shall allow Lenders to conduct an appraisal on the Cool Springs, Tennessee facility promptly following execution of this Agreement.

	5. 	Borrower and Co-Obligors have advised Lenders that they
intend to enter into a transaction involving the sale-leaseback of the Troy and Grand Rapids, Michigan stores and the sale of the Palm Harbor, Florida store (the "Dorsey Transaction"). The Dorsey transaction is projected to gross Borrower and Co-Obligors at least $4,600,000.00, subject to reductions for customary closing costs excluding any broker's fees. The Dorsey Transaction is presently scheduled to close on or before May 25, 2001. The
Borrower and Co-Obligors make no representations or warranties about the closing of the Dorsey Transaction or the proceeds to be



          Exhibit 10.1 - Pg. 3


realized in connection with the Dorsey Transaction and they shall not be in default hereunder if the Dorsey Transaction does not close or the proceeds generated from the Dorsey Transaction are less than estimated. Lenders agree that Lenders will release and fully reconvey their liens on the Troy, Grand Rapids and Palm Harbor stores (collectively, the "Release Properties") concurrently with the occurrence of the following:

         (a)     A payment by wire transfer of $2,900,000.00 (the
"Release Payment") from the closing proceeds of the Dorsey
Transaction; and

         (b) Borrower's agreement (as provided herein) to use up to the approximately $1,700,000.00 of remaining proceeds from the closing of the Dorsey Transaction to acquire a restaurant located in Cool Springs, Tennessee which is currently leased and operated by Borrower (the "Cool Springs Store"). Upon a closing of the acquisition of the Cool
Springs Store, Lenders will receive a first deed of trust in substantially the same form that encumbers other property in Tennessee encumbering the fee interest in the real property comprising part of the Cool Springs Store (the "Cool Springs
Real Property") to secure all obligations owed to Lenders, together with a lender's policy of title insurance (at
Borrower's expense) in an amount equal to the greater of the purchase price paid by Borrower for the Cool Springs Store or the appraised value thereof. The lender's policy will insure the Lenders as having a first priority deed of trust on the Cool Springs Real Property, subject only to the current year's real property taxes and easements and encumbrances that do not materially interfere with the site's use as a restaurant. In the event that the acquisition of the Cool Springs Store does not close concurrently with the closing of the Dorsey Transaction, the Lenders shall hold the approximately $1,700,000.00 as additional collateral in an interest bearing account (such amount, together with all interest from time to time earned thereon is referred to herein as the "Cool Springs Purchase Money"). Provided that the Cool Springs Store acquisition occurs prior to the Cool Springs Outside Date (as defined in subparagraph (c) below) and the other conditions set forth in this subparagraph (b) are satisfied, Lenders shall fund the Cool Springs Purchase Money directly to the title company conducting the closing of the acquisition of the Cool Springs Store solely for Borrower's use and account in acquiring the Cool Springs
Store. The deed of trust will be recorded immediately following the deed conveying the Cool Springs Store to Borrower.

         (c) As provided above, Lenders shall release and fully reconvey their liens on the Release Properties concurrently with their receipt of the Release Payment and in reliance upon Borrower's agreement set forth in Paragraph 5(b) above, but only if the Lenders receive the Release Payment on or before August 27, 2001 (the "Dorsey Outside Date"). Further, the Lenders' obligation to fund the Cool Springs Purchase Money for use in connection with Borrower's acquisition of the Cool Springs Store is conditioned upon such acquisition occurring by no later than August 27, 2001
(the "Cool Springs Outside Date").   Notwithstanding
anything to the contrary herein, so long as the express conditions to the Lenders' obligations under Paragraph 5(a)



          Exhibit 10.1 - Pg. 4


and (b) are satisfied by the respective outside dates applicable thereto, Lenders' obligation to perform their covenants and obligations in favor of Borrower under this Paragraph 5 shall be unaffected by and shall survive: (a) any termination of this Agreement; (b) any default by Borrower and/or Co-Obligors under this Agreement; and/or (c) any filing of bankruptcy cases by or against Borrower and/or any Co-Obligor. If, however, any of the express conditions precedent to Lenders' obligation to release and fully reconvey the liens on the Release Properties is not satisfied by the Dorsey Outside Date, then (a) Lenders' and Borrower's respective agreements under Paragraphs 5(a) and
(b) above shall terminate and be of no further force or effect. In the event that the Dorsey Transaction occurs by the Dorsey Outside Date, but the Cool Springs Store acquisition does not close by the Cool Springs Outside Date, then Lenders' obligation to fund the Cool Springs Purchase Money for purchase of the Cool Springs Store or to allow the funds to be used for any other purpose shall lapse and be of no further force or effect, whereupon Lenders shall have the immediate right and obligation to cause the Cool Springs Purchase Money to be credited and applied to payment of the obligations in the manner provided in the Loan Agreement.

         (d) It is possible that the Dorsey Transaction and/or the acquisition of the Cool Springs Store may not be consummated prior to the commencement of a bankruptcy case involving the Borrower and/or Co-Obligors. In such event, Lenders agree that, subject to the outside dates contained in Paragraph 5(c), (i) the Cool Springs Purchase Money will constitute cash collateral of the Lenders pursuant to Section
363 of the United States Bankruptcy Code; (ii) Lenders' obligation to release the Cool Springs Purchase Money pursuant to the terms of this paragraph shall not be a contract to provide financial accommodations under Section
365 of the Bankruptcy Code; (iii) compliance by the Borrower and Co-Obligors with the provisions of this Paragraph 5, including the provision of a first deed of trust encumbering the Cool Springs Store shall constitute adequate protection for the release of the Release Properties and use of the Cool Springs Purchase Money to purchase the Cool Springs Store;
(iv) the Borrower and/or Co-Obligors shall be entitled to a turnover order from the Bankruptcy Court directing the money to be paid to the title company, if the Borrower and Co-
Obligors comply with the provisions of this Paragraph 5 and Lenders do not release the Cool Springs Purchase Money in accordance with the provisions of Paragraph 5(c) above; (v) the Lenders will not oppose consummation of the Dorsey
Transaction on or before the Dorsey Outside Date; and (vi) the Lenders will not oppose the acquisition of the Cool
Springs Store on or before the Cool Springs Outside Date.

          (e) Any proceeds from the Dorsey Transaction remaining after the purchase of the Cool Springs Store shall be paid to Lenders.

     6. Borrower and Co-Obligors agree to allow Lenders or their agents reasonable access to Borrower's and Co-Obligors' books and records and to the restaurants. Access to the restaurants will be for



          Exhibit 10.1 - Pg. 5



the purposes of inspecting collateral and/or performing appraisals. Access to the restaurants will be upon reasonable notice to the Borrower and Co-Obligors and scheduled and conducted in such a way as to not disrupt the business or operations of the restaurants.

     7. Borrower and Co-Obligors agree to promptly reimburse Lenders for all un-reimbursed legal fees and expenses recoverable by Lenders under the terms of the Loan Agreement as of the date of this Agreement in an aggregate amount not to exceed Twelve Thousand Dollars
($12,000.00).

     8. This Agreement shall be construed in accordance with the laws of the State of Tennessee. This Agreement shall be deemed to be an amendment to the Loan Agreement, the terms of which, as amended, are ratified and affirmed by the parties effective the date hereof, provided, however, that Borrower and Co-Obligors are not (i) ratifying or affirming any representations or warranties made in the Loan Agreement which are not true as of the date of this Agreement; or (ii) agreeing to perform any covenant, undertaking or other obligation under the Loan Agreement of which the Borrower and/or Co-Obligors are in default as of the mutual execution and delivery of this Agreement or of which they would be in default by reason of matters existing on such date upon the giving of notice by Lenders, the passage of time or both.

     9. This Agreement may be signed in multiple counterparts and will be effective when each party has signed a counterpart.

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective the day and year first above written.

                                 LENDERS:

                                 BANK OF AMERICA, N.A., successor to
                                 NATIONSBANK, N.A., successor to
                                 NATIONSBANK OF TENNESSEE, N.A.

                                 By:     /s/Roger O. Gore
                                    ----------------------------------

                                 Title:   Senior Vice President



                                 FIRST UNION NATIONAL BANK

                                 By:     /s/Marinus Otte
                                    ----------------------------------

                                 Title:   Senior Vice President




          Exhibit 10.1 - Pg. 6



                                 AGENT:

                                 BANK OF AMERICA, N.A., successor to
                                 NATIONSBANK, N.A., successor to
                                 NATIONSBANK OF TENNESSEE, N.A.

                                 By:     /s/Roger O. Gore
                                    ----------------------------------

                                 Title:   Senior Vice President



                                 BORROWER:

                                 COOKER RESTAURANT CORPORATION,
                                 an Ohio corporation

                                 By:     /s/Henry R. Hillenmeyer
                                    ----------------------------------

                                 Title:   Chairman and Chief
                                          Executive Officer


                                 CO-OBLIGORS:

                                 CGR MANAGEMENT CORPORATION,
                                 a Florida corporation

                                 By:    /s/Henry R. Hillenmeyer
                                    ----------------------------------

                                 Title:    Chairman and Chief
                                           Executive Officer


                                 FLORIDA COOKER LP, INC.,
                                 a Florida corporation

                                 By:     /s/Henry R. Hillenmeyer
                                    ----------------------------------

                                 Title:     Chairman and Chief
                                            Executive Officer



          Exhibit 10.1 - Pg. 7



                                 SOUTHERN COOKER LIMITED
                                 PARTNERSHIP, an Ohio limited
                                 partnership

                                 By:     COOKER RESTAURANT
                                 CORPORATION, General Partner

                                 By:     /s/Henry R. Hillenmeyer
                                    ----------------------------------

                                 Title:    Chairman and Chief
                                           Executive Officer




          Exhibit 10.1 - Pg. 8